Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Original Issue Date: May 26, 2023

STRONG GLOBAL ENTERTAINMENT, INC.

WARRANT TO PURCHASE COMMON SHARES

FOR VALUE RECEIVED, Strong Global Entertainment, Inc., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), hereby certifies that Landmark Studio Group LLC, a Delaware limited liability company (the “Holder”), is entitled to purchase from the Company from time to time up to an aggregate of one hundred and fifty thousand (150,000) duly authorized, validly issued, fully paid and nonassessable Class A common voting shares (the “Common Shares”), all subject to adjustment and the other terms and conditions set forth in this Warrant. Certain capitalized terms used herein are defined in Section 1.

1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3, multiplied by (b) the applicable Exercise Price.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions in the city of New York, New York are authorized or obligated by law or executive order to close.

“Change in Control” means that the Company shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into another Person, other than if (a) the Company is the surviving or resulting entity in the merger or consolidation, (b) the merger or consolidation is effectuated with a direct or indirect subsidiary of the Company, or (c) the purpose of the merger or consolidation is to reincorporate the domicile of the Company into another state.

“Common Shares” means the Company’s Class A common voting shares, without par value.

“Company” has the meaning set forth in the preamble.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., New York time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Notice, this Warrant, and the Aggregate Exercise Price.

“Exercise Notice” has the meaning set forth in Section 3(a)(i).

“Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” means $4.00, the per-share offering price to the public in the Company’s initial public offering (the “IPO”).

“Fair Market Value” means the average of the daily volume weighted average prices per Common Share for the ten (10) consecutive trading days immediately preceding the day as of which Fair Market Value is being determined, as reported on the NYSE American, or if the Common Shares are not listed on the NYSE American, as reported by the principal U.S. national or regional securities exchange or quotation system on which the Common Shares are then listed or quoted; provided, however, if the Common Shares are not listed or quoted on the NYSE American or any U.S. national or regional securities exchange or quotations system, then the “Fair Market Value” of the Common Shares shall be the fair market value per Common Share as determined by the Board.

“Holder” has the meaning set forth in the preamble.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Securities Act” has the meaning set forth in Section 9(a).

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the aggregate number of Common Shares then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

2. Purchase of Common Shares; Term of Warrant. Subject to the terms and conditions hereof, at any time or from time to time beginning six months after the date of the consummation of the IPO (the “Initial Exercise Date”) and ending 5:00 p.m., New York time, on the third (3rd) anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”), the Holder may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder at a price per share equal to the Exercise Price.

3. Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, at the applicable Exercise Price, upon: (i) surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with a Notice of Warrant Exercise in the form attached hereto as Exhibit A (each, an “Exercise Notice”), duly completed and executed; and (ii) payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b) Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Notice, by the following methods:

(i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company in the amount of such Aggregate Exercise Price; or

(ii) if, after February 26, 2024, there is no registration statement covering the Warrant Shares that is effective, (a) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price; or (b) by surrendering to the Company (y) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (z) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest and in the case of Common Shares shall be the Fair Market Value thereof); or

(iii) if, after February 26, 2024, there is no registration statement covering the Warrant Shares that is effective, any combination of the foregoing methods described in clauses (i) and/or (ii).

(c) Delivery of Share Certificates or DRS Statement. Upon receipt by the Company of the Exercise Notice, surrender of this Warrant and payment of the Aggregate Exercise Price in accordance with Sections 3(a) and (b), the Company shall, as promptly as practicable, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate, certificates or a Direct Registration System (the “DRS”) statement representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d). The share certificate, certificates or DRS statement so delivered shall be, to the extent possible, in such denomination or denominations as the Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder. This Warrant shall be deemed to have been exercised and such certificate, certificates or DRS book entry format of Warrant Shares shall be deemed to have been issued, and the Holder shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d) Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall round up to the nearest whole Warrant Share.

(e) Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate, certificates or DRS Statement representing the Warrant Shares being issued in accordance with Section 3(c), upon the request of the Holder, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. In the absence of a request from the Holder for a new Warrant pursuant to this Section 3(e), the Company shall record and maintain records of the remaining rights of the Holder to purchase unexpired and unexercised Warrant Shares pursuant to this Warrant. In the absence of manifest error, the records of the Company shall control as to the remaining rights pursuant to this Warrant.

(f) Valid Issuance of Warrant and Warrant Shares. With respect to the exercise of this Warrant, the Company hereby represents:

(i) This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii) All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, validly issued, fully paid and non-assessable and issued without violation of any preemptive or similar rights of any shareholder of the Company.

(g) Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant.

4. Adjustment upon Subdivision or Combination of Common Shares. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 4 shall become effective at the close of business on the date the subdivision or combination becomes effective. Any adjustment under this Section 4 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend. The Company shall provide Holder with prompt written notice of any subdivision or combination of the Common Shares.

5. Restriction on Transfer of Warrant. This Warrant and all rights hereunder may not be transferred or assigned, pledged, hypothecated or loaned, in whole or in part, from the Original Issue Date until the Initial Exercise Date, and thereafter, without the prior written consent of the Company and compliance with the transfer conditions referred to in the legend endorsed hereon; provided, that it may be assigned in whole or part by the Holder to any affiliate or subsidiary thereof without consent, if such assignment complies with the transfer conditions referred to in the legend endorsed hereon. Any attempted transfer or assignment which is not in accordance with this Section 5 shall be null and void and the transferee or assignee shall not be entitled to exercise any of the rights of the Holder of this Warrant. The Company shall record any transfers or assignments in the books maintained for the registration and transfer of this Warrant in accordance with Section 10.

6. No Shareholder Rights; Limitations on Liability. Prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

7. Treatment of Warrant Upon Reclassification, Capital Reorganization or Change in the Capital Stock. In case of any reclassification, capital reorganization, or change in the capital stock (including because of a Change in Control) of the Company (other than as a result of a subdivision, combination, or share dividend), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time during the before the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Common Shares as were purchasable by the holder of this Warrant immediately before such reclassification, reorganization, or change. The Company shall provide Holder with timely written notice of any reclassification, capital reorganization or change in the capital stock.

8. Replacement on Loss; Division and Combination.

(a) Replacement on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, destroyed or mutilated; provided that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b) Division and Combination. Subject to compliance with the applicable provisions of this Warrant, including without limitation Section 5 hereof, this Warrant may be divided or, following any such division of this Warrant, combined with other Warrants upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the denominations in which new Warrants are to be issued, signed by the Holder. Subject to compliance with the applicable provisions of this Warrant, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

9. Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 9 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b) Representations of the Holder. The Holder represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and the business, properties, prospects and financial condition of the Company.

10. Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of this Warrant and any transfers thereof. The Company may deem and treat the Person in whose name this Warrant is registered on such register as the Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

11. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11).

If to the Company:	Strong Global Entertainment, Inc.
5960 Fairview Road, Suite 275
Charlotte, NC 28210
Attention: Chief Financial Officer

with a copy to:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Janeane Ferrari, Esq.

If to the Holder:	Landmark Studio Group LLC
P.O. Box 700
Cos Cob, CT 06807
Attention: Lou Occhicone, SVP Business Affairs & Distribution

with a copy to:	Graubard Miller
405 Lexington Ave
New York, NY 10174
Attention: Brian L. Ross, Esq.

12. Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

13. Successor and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

14. No Third-Party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

15. Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

16. Amendment; Waiver. Except as otherwise provided herein, this Warrant may only be amended or modified by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

17. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

18. Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of New York.

19. Jury Trial. EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN THE COMPANY AND THE HOLDER (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Registration Rights. The Holder is hereby granted the registration rights and related rights set forth on Schedule 20 hereto.

21. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

22. No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date set forth above.

Strong Global Entertainment, Inc.

By:	/s/ Mark Roberson
Name:	Mark Roberson
Title:	CEO

Accepted and Agreed:

Landmark Studio Group LLC

By:	/s/ William Rouhana
Name:	William Rouhana
Title:	CEO

Exhibit A

Form of Notice of Warrant Exercise

To:	Strong Global Entertainment, Inc.
5960 Fairview Road, Suite 275
Charlotte, NC 28210
Attn: Chief Financial Officer

Reference is hereby made to that certain Warrant issued by Strong Global Entertainment, Inc., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), to Landmark Studio Group LLC, a Delaware limited liability company (the “Holder”), on May 26, 2023 (the “Warrant”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant.

1. Exercise of Warrant. The Holder irrevocably elects to purchase _____ Warrant Shares pursuant to the terms of the Warrant. This notice is accompanied by the original Warrant, which is hereby surrendered to the extent necessary to effect the exercise.

2. Payment of Aggregate Exercise Price. The Holder tenders herewith to the Company payment of the Aggregate Exercise Price in full by means of:

_________	Certified or official bank check payable to the order of the Company.

_________	Wire transfer of immediately available funds to an account designated in writing by the Company.

_________	Subject to the provisions of Section 3(b)(ii) of the Warrant, surrender of Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to the Aggregate Exercise Price and/or other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price.

_________	Subject to the provisions of Section 3(b)(ii) of the Warrant, surrender of the right to receive Warrant Shares having an aggregate Fair Market Value as of the date hereof equal to the Aggregate Exercise Price.

_________	Subject to the provisions of Section 3(b)(iii) of the Warrant, a combination of the foregoing as follows:

3. Warrant Shares. The Holder represents that all representations of the Holder set forth in Section 9(b) of the Warrant are true and correct as of the date hereof.

Landmark Studio Group LLC

By:
Name:	Lou Occhicone
Title:	SVP Business Affairs & Distribution
Dated:

Schedule 20

Registration Rights

Section 1.

(a) In connection with any registration statement filed by the Company following the IPO (other than on Form S-4 or S-8), the Company shall include thereon for registration under the Securities Act of 1933, as amended, all Warrant Shares then issuable under this Warrant and/or the resale by the Holder (and its designees and transferees only to the extent such transfers were made in compliance with Section 5 of the Warrant) of the Warrant Shares then outstanding or issuable under the Warrant (the “Registrable Securities”). The Company shall be responsible for all costs of registering the Registrable Securities. In no event, however, shall the Company be responsible for any broker, underwriting or similar commissions of the Holder, or expenses of any legal counsel selected by Holder to represent it in connection with the sale of the Registrable Securities. Nevertheless, the Company’s obligations to include the Registrable Securities in a registration statement are contingent upon Holder furnishing in writing to the Company such other information regarding Holder, the securities of the Company held by Holder and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

(b) Notwithstanding the registration obligations set forth in Section 1(a), if the Securities and Exchange Commission (the “Commission”) informs the Company that the resale of all of the Registrable Securities as a secondary offering cannot, as a result of the application of Rule 415, be registered on a single registration statement, the Company agrees to promptly inform Holder thereof and use its commercially reasonable efforts to file amendments to the registration statement as required by the Commission, covering the maximum number of Registrable Securities permitted to be registered by the Commission.

(c) Notwithstanding any other provision of this Agreement, if the Commission or any publicly-available written or oral guidance of the Commission staff, or any comments, requirements or requests of the Commission staff and the Securities Act and the rules and regulations promulgated thereunder (the “SEC Guidance”) sets forth a limitation on the number of securities permitted to be registered on a particular Registration Statement, the number of securities to be registered on such Registration Statement will be reduced as determined necessary or advisable in the Company’s sole discretion (a “Cutback”); provided, however, that the Company shall be obligated to use commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance. In the event of a cutback hereunder, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company, one or more registration statements to register the resale of those Registrable Securities that were not registered on the initial registration statement.

(d) The Holder shall only use the prospectuses provided by the Company to sell the Warrant Shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission or due to the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of such registration statement or prospectus. By its acquisition of Registrable Securities, the Holder agrees that, upon receipt of a notice from the Company that such prospectus may no longer be used, such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus (as it may have been supplemented or amended) may be resumed (excluding, for the avoidance of doubt, dispositions conducted pursuant to Rule 144). The Company will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable.

(e) The Company may require the Holder to furnish to the Company a certified statement as to the number of common shares beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the common shares.

Section 2. Compliance. The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to a registration statement.